FIRST AMENDMENT TO OFFICE LEASE AGREEMENT


         THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT ("AMENDMENT") is made as of the 28th day of March, 2000, by and between LAFP Phoenix, Inc., a California corporation ("LANDLORD"), and Vitrix, Inc., a Nevada corporation ("TENANT").

                                    RECITALS

         A. Landlord and Tenant entered into an Office Lease Agreement dated September 3, 1999 ("LEASE"), pursuant to which Tenant agreed to lease from Landlord Suite 310 on the third floor of the building (the "BUILDING") commonly known as Hayden Square located at 310, 350, 404 and 410 S. Mill Avenue and 51 W. Third Street, Tempe, Arizona 85281, as more fully described in the Lease ("EXISTING PREMISES"). Capitalized terms that are used but not otherwise defined herein shall have the meanings set forth in the Lease.

         B. Tenant desires to lease from Landlord the premises on the third floor of the Building that are adjacent to, and to the east of the Existing Premises, containing approximately 3,442 rentable square feet which includes approximately 3,073 usable square feet ("EXPANSION PREMISES") upon the terms set forth in this Amendment. Landlord and Tenant desire to amend the Lease to include the Expansion Premises.

                                   AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that, as of the Expansion Commencement Date (defined below), the Lease shall be amended and modified as follows:

         1. EXPANSION COMMENCEMENT DATE. The term "EXPANSION COMMENCEMENT DATE" shall mean the earlier of (i) Substantial Completion of the Tenant Improvements (as those terms are defined below) or (ii) May 15, 2000. "Substantial
Completion" shall mean the first to occur of the following: (a) Landlord has sufficiently completed all the work required to be performed by Landlord in accordance with this Amendment (notwithstanding the punch list items, which Landlord shall thereafter promptly complete) such that Tenant can conduct normal business operations from the Expansion Premises; (b) Landlord has obtained a certificate of occupancy for the Expansion Premises; or (c) Tenant has been delivered reasonable access to the Expansion Premises (and other required portions of the Building) sufficient to allow Tenant to install its equipment or operate its business.

         2. PREMISES. Section 1.1(i) of the Lease is deleted in its entirety and a new Section 1.1(i) is substituted therefor as follows:

         "Premises: Suite 310 on the third floor of the Building as shown on Exhibit A, containing approximately 9,093 rentable square feet which includes approximately 8,119 usable square feet. All references to "rentable" or "usable" square feet, footage or area, shall be deemed measured, as the case may be, in accordance with American National Standard Z65.1-1996, as published by BOMA International. Landlord has the right to measure the Premises following delivery of the Expansion Premises to Tenant. If the number of rentable square feet in the Premises, based on the aforementioned BOMA standards is more or less than stated herein, the Minimum Monthly Rent set forth in Section 1.1(j) and Tenant's Pro Rata Share set forth in Section 1.1(k) shall be adjusted by Landlord to conform to the actual rentable square feet."

         3. MINIMUM MONTHLY RENT. Section 1.1(j) of the Lease is deleted in its entirety and a new Section 1.1(j) is substituted therefor as follows:

         "Minimum Monthly Rent: Minimum Monthly Rent shall be payable commencing on the Expansion Commencement Date and on the first day of each month thereafter until December 31, 2004, according to the following schedule:

         Equal monthly installments of $16,859.94 for the period commencing on the Expansion Commencement Date and continuing through December 31, 2000 (rental rate of $22.25 per rentable square foot);

         Equal monthly installments of $17,617.69 for the period of January 1, 2001 through December 31, 2001 (rental rate of $23.25 per rentable square foot);

         Equal monthly installments of $18,186.00 for the period of January 1, 2002 through December 31, 2002 (rental rate of $24.00 per rentable square foot);

         Equal monthly installments of $18,943.75 for the period of January 1, 2003 through December 31, 2003 (rental rate of $25.00 per rentable square foot); and

         Equal monthly installments of $19,512.06 for the period of January 1, 2004 through December 31, 2004 (rental rate of $25.75 per rentable square foot).

         Tenant shall receive a rental credit in the amount of $4,761.50, to be applied toward the first month's installment of Minimum Monthly Rent payable from and after the Expansion Commencement Date."

         4. TENANT'S PRO RATA SHARE. Section 1.1(k) of the Lease is deleted in its entirety and a new Section 1.1(k) is substituted therefor as follows:

         "Tenant's Pro Rata Share: Approximately 8.54% (see Article 5). The actual amount of Tenant's Pro Rata Share shall be determined after the Expansion Commencement Date, and may be adjusted from time to time thereafter, based upon the actual amount of rentable square feet in the Building and the Premises. Upon any expansion of the Premises, Tenant's Pro Rata Share shall be increased to reflect the inclusion of the additional square feet comprising the expanded Premises. Tenant's Pro Rata Share shall be the percentage calculated as follows: the rentable square feet comprising the Premises divided by the total number of rentable square feet in the Building provided, however, that during any period in which any portion of the Building is unusable as a result of casualty or condemnation, the rentable square footage of the Building shall be deemed to be the rentable square footage of the Building immediately prior to such casualty or condemnation."

         5. TENANT IMPROVEMENTS. Landlord and Tenant agree that Landlord shall have no obligation to construct any tenant improvements in the Existing Premises or the Expansion Premises, except that Landlord, at its expense, shall provide a buildout of the Expansion Premises in accordance with a space plan mutually approved by Landlord and Tenant prior to the Expansion Commencement Date ("TENANT IMPROVEMENTS"). The Tenant Improvements shall be completed using Landlord's standard Building finishes prior to Tenant taking possession of the Expansion Premises and shall be performed by and at the direction of Landlord or the agents or contractors selected by Landlord in its discretion. Each and every cost, expense and expenditure incurred in connection with the Tenant Improvements, including, without limitation, the costs of labor and materials ("TENANT IMPROVEMENT COSTS"), shall be borne by the parties and paid as follows:

         (a) Tenant Improvement Allowance. The portion of the Tenant Improvement Costs equal to the product of $15.00 multiplied by the number of usable square feet in the Expansion Premises ("TENANT IMPROVEMENT ALLOWANCE"), shall be borne and paid by Landlord.

         (b) Excess Cost. Tenant shall bear and pay so much ("EXCESS COST") of the Tenant Improvement Costs as exceeds the Tenant Improvement Allowance. Prior to Tenant taking possession of the Expansion Premises, Tenant shall deposit with Landlord in cash the amount of the Excess Cost. After completion of the Tenant Improvements and payment of the Tenant Improvement Costs, Landlord shall pay to Tenant any amount by which the deposited funds exceeded the Excess Cost and Tenant, upon demand, shall pay Landlord any amount by which the Excess Cost exceeded the deposited funds.

         (c) Excess Allowance. To the extent that the Tenant Improvement Allowance exceeds the Tenant Improvement Costs, Tenant shall have the right to use such excess to make further alterations or improvements to the interior of the Premises, provided that such improvements are completed on or before May 15, 2001, in accordance with the terms of the Lease.

         6. PARKING. The first sentence of the second paragraph of EXHIBIT E to the Lease is deleted in its entirety and a new sentence is substituted therefor as follows:

         "At all times during the Lease Term, Tenant shall have the right to use the following number and type of parking spaces:

         (a) Six (6) unreserved parking spaces located in the Garage; and

         (b) Thirty-six (36) unreserved parking spaces located in the West Lot."

         7. EXHIBIT A. EXHIBIT A to the Lease is hereby deleted in its entirety and substituted with the new EXHIBIT A attached to this Amendment.


         8. EFFECTIVE DATE. This Amendment shall be in full force and effect as a binding obligation of the parties from and after the date of this Amendment. The Lease shall be amended as provided herein effective as of the Expansion Commencement Date, except for Section 5 of this Amendment, which shall be effective as of the date of this Amendment.

         9. RATIFICATION. Landlord and Tenant ratify and confirm the continued force and effect of the Lease as modified by this Amendment. Landlord and Tenant agree that all terms and provisions of the Lease shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein.

         10. CONFLICT. In the event of a conflict between the terms and provision of this Amendment and the Lease, the terms and provisions of this Amendment shall prevail.

         11. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.


                                   LANDLORD:


                                   LOWE ENTERPRISES INVESTMENT MANAGEMENT, INC., as authorized agent for LAFP PHOENIX, INC., a California corporation


                                   By: /s/ Tom Rollins
                                       -----------------------------------------
                                   Name
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                   TENANT:


                                   Vitrix, Inc.
                                   a Nevada corporation


                                   By: /s/ Craig J. Smith
                                       -----------------------------------------
                                   Name
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                    EXHIBIT A

               FLOOR PLAN OF THE BUILDING INDICATING THE PREMISES